UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2006

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

224 South 108th Avenue,

Omaha, Nebraska 68154

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based on the preliminary determination of the Audit Committee described below, on October 27, 2006, the Board of Directors concluded, after consultation with management, that Transaction Systems Architects, Inc.’s (the “Company”) financial statements and all earnings releases and similar communications issued by the Company relating to financial periods since fiscal year 1995 should not be relied upon.

The Company issued a press release on October 27, 2006 announcing that it is conducting a voluntary review of its historical stock option grants for all periods from 1995 through the present. The Company’s Audit Committee is overseeing this review, assisted by independent counsel.

The Audit Committee has not completed its review. However, it appears that, in a number of instances during the 1995-2001 fiscal periods, measurement dates for accounting purposes differ from recorded dates, which under accounting principles in effect during this period would have required that non-cash charges be recorded to the extent that TSA’s stock price on the measurement dates were higher than the prices on the recorded dates.

Subject to completion of the Audit Committee’s review, the Company currently expects to make accounting adjustments to stockholders’ equity as reflected in its balance sheets for prior periods, including fiscal years 2002 through the first nine months of 2006, to reflect any required non-cash stock based compensation charges for fiscal years before 2002. The effect of any such adjustments will be to increase paid-in capital and decrease retained earnings on all affected balance sheets. As these are offsetting entries within stockholders’ equity, the total amount of stockholders’ equity for a particular period will not change. Other effects on previous financial statements are possible.

The Company currently expects to complete its review prior to the filing of the Company’s Annual Report on Form 10-K for fiscal year 2006. If the Company ultimately confirms that any of its historical financial statements will need to be restated, the Company will prepare and file with the SEC amendments to certain of the Company’s previous filings with the SEC reflect any such restatement.

The Company’s management and the Audit Committee have discussed the matter discussed in this Item 402(a) with KPMG LLP, the Company’s independent registered public accounting firm.

The full text of the press release disclosing the internal review is attached hereto as Exhibit 99.1 and incorporated herein by reference.

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Item 8.01. Other Items

As noted in Item 4.02 above, on October 27, 2006, the Board of Directors determined that the Company’s historical financial statements for one or more prior fiscal years may have to be restated as a result of improper accounting for certain option grants made to officers and employees. As a result, the Company has decided to suspend temporarily employee participation in several equity incentive programs because the S-8 registration statements covering the shares of common stock issuable under those programs incorporate one or more financial statements that may have to be restated. The Company has notified participants in the Company’s 1999 Employee Stock Purchase Plan, 2002 Non-Employee Director Option Plan, and 2005 Equity and Performance Incentive Plan (collectively, the “Equity Plans”) that during the designated suspension period, they will not be issued any new grants of stock options or any other equity-based awards and they will not be able to receive any shares, exercise any outstanding stock options or other equity-based awards or sell any shares previously received pursuant to the terms of the Equity Plans or make any contributions to the Employee Stock Purchase Plan.

The suspension period began at 3:00 PM Eastern Time on October 27, 2006 and is currently anticipated to end at 9:00 AM Eastern Time on the date the Company determines that no restatement of its historical financial statements is necessary or, if such restatement is necessary, the date the restated financial statements are filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments than those described herein. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

99.1	Text of press release issued by Transaction Systems Architects, Inc. dated October 27, 2006.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Henry C. Lyons
Henry C. Lyons
Senior Vice President and Chief Financial Officer

Date: October 27, 2006

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EXHIBIT INDEX

99.1	Text of press release issued by Transaction Systems Architects, Inc. dated October 27, 2006.